EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Meditrust Corporation and/or Meditrust Operating Company on Form S-8 (File Nos. 333-57483, 333-39771, 333-39771-01) and on Form S-3 (File Nos. 333-48051,
33-50835, 33-45979, 333-40055 and 333-40055-01) of our report dated February 8,
1999, except for Note 21 for which the date is March 10, 1999, on our audits of the financial statements of The Meditrust Companies and Meditrust Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, and Meditrust Operating Company as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the initial period ended December 31, 1997, and of our report dated February 8, 1999 on the financial statement schedules of The Meditrust Companies as of December 31, 1998, which reports are included in the Companies' Reports on Form 10-K.



                                                 /s/ PricewaterhouseCoopers, LLP



March 31, 1999